Exhibit 3.2

ORIGIN BANCORP, INC.
RUSTON, LOUISIANA
AMENDED AND RESTATED BYLAWS
ARTICLE I.
OFFICES
Section 1.1.    Principal Office. The principal office of this corporation (the “Corporation”) shall be located in Ruston, Lincoln Parish, Louisiana. The Corporation may have such other offices as are allowable by the laws of the State of Louisiana and as the Board of Directors may designate or the business of the Corporation may require from time to time.
Section 1.2.    Registered Office. The registered office of the Corporation required by the Louisiana Business Corporation Act (“LBCA”) to be maintained in the State of Louisiana may be, but need not be, identical with the principal office of the Corporation in the State of Louisiana, and the address of the registered office of the Corporation may be changed from time to time by the Board of Directors as provided by law.
ARTICLE II.
STOCKHOLDERS
Section 2.1.    Place of Meeting. Meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Louisiana, as shall be determined by the Board of Directors and stated in the applicable notice of the meeting, or to the extent permitted by law, the Board of Directors may determine that such meeting shall not be held at any place and shall instead be held solely by means of remote communication.
Section 2.2.    Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held at such time and date as the Board of Directors may determine, for the transaction of any and all business which may properly come before said meeting.
Section 2.3.    Special Meetings.
(a)    Special meetings of the stockholders of the Corporation may be called for any purpose at any time by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer of the Corporation, and shall be called by the Secretary of the Corporation upon the written demand of the holders of at least 25% of all shares entitled to vote at the proposed meeting pursuant to a request made in accordance with procedures set forth in this Section 2.3.
(b)    Any stockholder requesting a special meeting shall first request the Board of Directors to fix a record date for determining those stockholders entitled to request such a special meeting (a “Meeting Request Record Date”), which request shall be in writing and shall also state the purpose of such special meeting. Within 10 days after the Corporation’s receipt of such request to fix a Meeting Request Record Date, the Board of Directors may adopt a resolution fixing a Meeting Request Record Date for the purpose of determining the stockholders entitled to request that the Corporation call a special meeting of stockholders, which date shall not precede the date on which the resolution fixing the Meeting Request Record Date is adopted by the Board of Directors. If no resolution fixing a Meeting Request Record Date has been adopted by the Board of Directors by the 10th day after the date on which such request to fix a Meeting Request Record Date was received, the Meeting Request Record Date in respect thereof shall be deemed to be the 10th day after the date on which such request was received. Notwithstanding anything in this Section 2.3 to the contrary, no Meeting Request Record Date shall be fixed if the Board of Directors determines that the special meeting that would otherwise be requested would not comply with the requirements set forth in the Articles of Incorporation of the Corporation, these Bylaws or the LBCA.

(c)    Without qualification, a special meeting of the stockholders may not be called by stockholders unless stockholders of record as of the Meeting Request Record Date fixed in accordance with Section 2.3(b) who hold, in the aggregate, at least 25% of the outstanding shares of capital stock entitled to vote at the proposed meeting shall have delivered to the Secretary at the principal executive offices of the Corporation, no later than 30 days after the Meeting Request Record Date, a request for such special meeting that is in proper form. To be in proper form, the stockholders’ request for a special meeting must be in writing and must set forth the information required by Section 2.6, as applicable, as if such special meeting was an annual meeting. If the Corporation determines that (i) the requesting stockholders own the requisite percentage of outstanding shares as of the Meeting Request Record Date, (ii) the business proposed to be transacted at such special meeting is a proper subject for stockholder action under the Articles of Incorporation of the Corporation, these Bylaws, and applicable law, and (iii) the requesting stockholders have otherwise validly requested a special meeting in accordance with these Bylaws and applicable law, then the Board of Directors shall fix a record date for determining which stockholders are entitled to notice of and to vote at such special meeting, and the Secretary shall, within 30 days after receipt of such valid request, call the special meeting, which shall be held at the place, if any, date and time determined by the Board of Directors that shall be no earlier than 10 days and no later than 60 days after the delivery date of such valid request to the Secretary. The business conducted at any special meeting called by stockholders shall be limited to the business set forth in the stockholders’ special meeting request; provided that the Board of Directors may submit additional matters to the stockholders at such special meeting by including those matters in the notice of the special meeting of stockholders or in any supplement thereto. In the event any revocations from any of the stockholders requesting the special meeting are received by the Secretary and, as a result of such revocations, there no longer are valid unrevoked requests from stockholders holding the requisite percentage of shares necessary to request a special meeting in accordance with this Section 2.3(c), the Board of Directors shall have the discretion to determine whether to proceed with the special meeting. The provisions of Section 2.6 will apply with respect to the eligibility of stockholder proposals on the same basis as if the meeting were an annual meeting.
(d)    Notwithstanding anything in these Bylaws to the contrary, the Corporation shall not be required to call a special meeting if (i) the special meeting request does not comply with the Articles of Incorporation of the Corporation, these Bylaws or applicable law or (ii) the delivery date of the special meeting request occurs during the period commencing 60 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders.

Section 2.4.    Notice. Written notice stating the date, time and place, if any, of any meeting of stockholders, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, by the Corporation to each stockholder of record entitled to vote at such meeting. If the Board of Directors has authorized participation by means of remote communication under Section 2.14 hereof for holders of any class or series of shares, the notice to the holders of such class or series of shares shall describe the means of remote communication to be used. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at such stockholder’s address as it appears on the share transfer records of the Corporation, postage prepaid. See Article VIII.
Section 2.5.    Adjournments. Any meeting of stockholders may be adjourned from time to time by the presiding officer of the meeting or by the holders of a majority of the shares entitled to vote who are present in person or represented by proxy, to reconvene at a later time or date and at the same or some other place, if any, and notice need not be given of any such adjournment of meeting if the time, date and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted that could have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.
Section 2.6.    Notice of Stockholder Proposals. At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) a proper matter for stockholder action that has been properly brought before the meeting by a stockholder who complies with the notice procedures set forth in this Section 2.6 and who is a stockholder of record (x) on the date of the giving of notice provided for in this Section 2.6, (y) on the record date for the determination of stockholders entitled to vote at such annual meeting and (z) on the date of the annual meeting. For business to be considered properly brought before the annual meeting by a stockholder, such stockholder must, in addition to any other applicable requirements, have given timely notice in proper form of such stockholder’s intent to bring such business before such meeting. To be timely given, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, to be timely, notice by the stockholder must be delivered as set forth in this Section 2.6 not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. To be in proper form, a stockholder’s notice to the Secretary must be in writing and must set forth: (a) the name and address of record of the stockholder who intends to propose the business and the class or series and number of shares of capital stock of the Corporation which are owned of record by such stockholder; (b) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or represented by proxy at the meeting to introduce the business specified in the notice; (c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by the stockholder under Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition to being timely, a stockholder’s notice shall promptly update and supplement any information previously provided to the Corporation under this Section 2.6, if necessary, so that the information provided or required to be provided shall be continue to be true and complete as of the date that is 10 business days prior to the annual meeting or any adjournment or postponement thereof, and any such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five business days prior to the date for the meeting or the applicable adjournment or postponement thereof in the case of an adjourned or postponed meeting.

No business shall be conducted at the annual meeting except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.6. The presiding officer of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedure. In addition, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders to present a nomination or proposal, such nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Except as required by law, nothing in this Section 2.6 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed by or on behalf of the Corporation or the Board of Directors information with respect to any proposal submitted by a stockholder.
Section 2.7.    Nominations for Directors. Subject to the rights granted to a particular class or series of stock, nominations for the election of directors may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder entitled to vote for the election of directors who complies with the procedures set forth in this Section 2.7. In addition to any other applicable requirements, all nominations by stockholders must be given in a timely manner in proper written form to the Secretary. To be timely given, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation, in the case of an annual meeting, in accordance with the provisions set forth in Section 2.6, and, in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first. To be in proper form, the stockholder’s notice to the Secretary must be in writing and must set forth, as to each person whom the stockholder proposes to nominate for election as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (e) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected). The stockholder’s notice must also contain, as to the stockholder giving notice, the information required to be provided under Section 2.6. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in these Bylaws. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. Except as required by law, nothing in this Section 2.7 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed by or on behalf of the Corporation or the Board of Directors information with respect to any nominee for director submitted by a stockholder.
Section 2.6 and Section 2.7 shall be the exclusive means for a stockholder to make nominations of persons for election as a director of the Corporation or to provide notice of the stockholder’s intent to bring other business before a meeting of stockholders (other than proposals brought under Rule 14a-8 under the Exchange Act).
Section 2.8.    Voting. On each matter submitted to a vote of the stockholders, each stockholder shall have one vote for every share of stock entitled to vote and registered in his or her name on the record date for the meeting, except to the extent that the voting rights of the shares of any class or series are limited or denied by the Articles of Incorporation of the Corporation or the LBCA.
A stockholder may vote in person or by proxy executed in writing by the stockholder. All proxies shall be dated and filed in the records of the meeting. A proxy is not valid after 11 months after the date the proxy is executed unless otherwise provided by the proxy. A proxy is revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

Except as otherwise required by the Articles of Incorporation of the Corporation or by law, the vote of a majority of the votes actually cast by the holders of shares entitled to vote at a meeting shall decide any matter properly brought before the stockholders at a meeting at which a quorum is present. For purposes of this paragraph, (i) a majority of the votes actually cast shall mean that the number of shares that voted “for” the proposal exceeds the number of shares that voted “against” the proposal, and (ii) abstentions and broker non-votes shall not be counted as votes cast either “for” or “against” the proposal.
Section 2.9.    Quorum. The holders of a majority of the shares of capital stock of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. If a quorum is not present or represented at any meeting of stockholders, the presiding officer of the meeting or the holders of a majority of the shares entitled to vote who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Once a quorum is attained, the stockholders present or represented at a duly convened meeting may continue to transact business notwithstanding the subsequent withdrawal of a sufficient number of stockholders to leave less than a quorum present or represented at the meeting. A stockholder that is present in person at a meeting of stockholders shall be deemed to be present for purposes of determining whether a quorum exists, except where such person is present at the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.
Section 2.10.    Fixing of Record Date. Except as otherwise provided in these Bylaws, for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment or postponement thereof, or entitled to receive payment of any dividend or other distribution, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date to be not more than 70 days and, in case of a meeting of stockholders, not less than 10 days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. Except as the Board of Directors may otherwise provide, if no record date is fixed for the purpose of determining stockholders (i) entitled to notice of and to vote at a meeting, the close of business on the day before the notice of the meeting is mailed, or if notice is waived, the close of business on the day before the meeting, shall be the record date for such purpose, or (ii) for any other purpose, the close of business on the day on which the Board of Directors adopts a resolution relating thereto shall be the record date for such purposes. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting, unless the Board of Directors elects to fix a new record date or the meeting is adjourned for more than 120 days.
Section 2.11.    Organization of Meetings. At every meeting of stockholders, the presiding officer shall be the Chairman of the Board of Directors or, in the event of his or her absence or disability, any officer or director chosen by the Board of Directors. If the Board of Directors has not otherwise designated a presiding officer for the meeting and the Chairman of the Board of Directors is unavailable, then the Chief Executive Officer, the President, any Vice President or the Secretary (in such order) shall serve as the presiding officer of the meeting. The Secretary, or in the event of his or her absence or disability, any Assistant Secretary designated by the presiding officer, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting.
Section 2.12.    Voting List. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all of its stockholders who are entitled to notice of the meeting, arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each stockholder. In the manner and to the extent required by law, the list shall be available for inspection beginning two business days after notice is given for which the list was prepared through the completion of the meeting, including any adjournment or postponement. This list shall be prima facie evidence of the ownership of shares in the Corporation and of the right of the stockholders listed therein to vote.

Section 2.13.    Conduct of Meetings. The date and time of the opening and the closing of the polls for the stockholders to vote at a meeting shall be announced at the meeting by the presiding officer of the meeting. The Board of Directors may adopt such rules, regulations and procedures for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the presiding officer of any meeting of stockholders shall have the right and authority to convene and to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding officer of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; (vi) the appointment of inspectors of election to assist with the tabulation of votes; and (vii) the exclusion of any stockholder or its proxy from any meeting of stockholders based upon any determination, in the presiding officer’s sole discretion, that such person has unduly disrupted or is likely to disrupt the proceedings. The presiding officer of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting, and if such presiding officer should so determine, such presiding officer shall so declare to the meeting and any such matter or business shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the presiding officer of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 2.14.    Remote Communication. At the discretion of the Board of Directors, stockholders may be permitted to participate in meetings of the stockholders by means of remote communication approved by the Board of Directors. Stockholders participating in a meeting of stockholders by means of remote communication shall be deemed present in person and may vote at such meeting, provided that the stockholder uses an approved form of communication and complies with any applicable instructions from the Board of Directors related to such communication. The Company shall take reasonable measures to (i) verify that persons participating in such meeting remotely are stockholders; and (ii) provide such stockholders a reasonably opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting, substantially concurrently with such proceedings.

ARTICLE III.
BOARD OF DIRECTORS
Section 3.1.    General. The Board of Directors shall have the power to manage and administer the business and affairs of the Corporation. Unless otherwise provided or limited by law, all corporate powers of the Corporation shall be vested in and exercised by the Board of Directors. The number of directors on the Board of Directors of the Corporation will be such number as shall be determined from time to time by the Board of Directors, subject to any limitations set forth in the Articles of Incorporation of the Corporation. Whenever the number of directors is increased between annual meetings of stockholders, a majority of the directors then in office (i.e., not including any vacant directorships) will have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the number of directors will not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there are vacancies on the Board of Directors which are being eliminated by such decrease.

Section 3.2.    Other Qualifications. No person nominated by a stockholder of the Corporation shall be eligible for election to the Board of Directors unless such person has executed an agreement, in a form deemed satisfactory to the Board of Directors, that such person has read and agrees, if elected, to serve as a member of the Board of Directors, to comply with the Corporation’s Code of Ethics and any other corporate governance policies and guidelines applicable to directors of the Corporation.
Section 3.3.    First Meeting. The first meeting of each newly elected Board of Directors shall be held at the regularly scheduled meeting of the Board of Directors following the election of directors, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.
Section 3.4.    Place of Meeting. All meetings of the Board of Directors may be held at such place or places, either within or without the State of Louisiana, as from time to time shall be determined by the Board of Directors or the Chairman of the Board of Directors, or the Board of Directors may determine that any such meeting shall not be held at any place and shall instead be held solely by means of remote communication.
Section 3.5.    Regular Meetings. Regular meetings of the Board of Directors shall be held with or without notice, at such times and places, if any, as the Board of Directors will from time to time by resolution determine. When any regular meeting of the Board of Directors falls on a legal holiday, the meeting shall be held on an alternative date determined by the Chairman of the Board of Directors.
Section 3.6.    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, or any three or more directors. Each member of the Board of Directors shall be given notice in writing or by telephone, electronic transmission, facsimile, letter, or in person stating the date, time, and place, if any, of each such special meeting at least 24 hours prior to the time of such special meeting. Such notice need not state the purpose of such meeting.
Section 3.7.    Action by Directors Without a Meeting. Any action required to be taken at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors. For purposes of these Bylaws, the term “sign” includes an action taken by a director by means of an electronic process or system designed to authenticate the identity of the director taking such action.
Section 3.8.    Alternative Forms of Meetings. The Board of Directors may hold or permit participation in meetings by using a conference telephone or similar communications equipment, or another suitable electronic communications system, if the telephone or other equipment or system permits each person participating in the meeting to communicate with all other persons participating in the meeting. If voting is to take place at the meeting, each director voting at the meeting by means of remote communications must be sufficiently identified and a record shall be kept of any vote or other action taken at the meeting.

Section 3.9.    Quorum. At all meetings of the Board of Directors, a majority of the directors then in office (i.e., not including any vacant directorships) shall be necessary and sufficient to constitute a quorum for the transaction of business; and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Articles of Incorporation of the Corporation or these Bylaws. In the absence of a quorum, a majority of the directors present at any meeting may adjourn the meeting to another place, if any, and/or time, without notice other than announcement at the meeting, until a quorum shall be present. If a quorum is present when the meeting is convened, the directors present may continue to conduct business, taking action by vote of a majority of a quorum as fixed above, until adjournment, notwithstanding the subsequent withdrawal of a sufficient number of directors to leave less than a quorum as fixed above present at the meeting. A director who is present in person at a meeting of directors shall be deemed to be present for purposes of determining whether a quorum exists, except where such person is present at the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.
Section 3.10.    Resignation. A director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer. Any such resignation shall take effect on the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.11.    Vacancies. Any vacancy occurring on the Board of Directors may be filled by the stockholders, the Board of Directors, or if the directors remaining in office constitute fewer than a quorum, the affirmative vote of a majority of the directors remaining in office.
Section 3.12.    Committees. The Board of Directors may from time to time appoint from its own members one or more committees of the Board of Directors, and shall designate such committees as shall be required by applicable law and the listing requirements of any national securities exchange on which the securities of the Corporation are listed for trading (“Listing Rules”), each of which shall, except as otherwise prescribed by law or the Listing Rules, have such lawfully delegable powers of the Board of Directors in the management of the business and affairs of the Corporation as the Board of Directors may specify in the resolutions designating such committee or in the charter of such committee as adopted by the Board of Directors. The composition of the committees of the Board of Directors shall be determined by the Board of Directors and shall be consistent with applicable law and the Listing Rules. One or more directors may be named as alternate members to replace any absent or disqualified members on a committee.
The number of members on each committee may be increased or decreased from time to time by resolution of the Board of Directors. Any member of any committee may be removed, with or without cause, from such committee at any time by resolution of the Board of Directors. Any vacancy occurring on a committee shall be filled by the Board of Directors, but the Chairman of the Board of Directors may designate another director to serve on the committee pending action of the Board of Directors. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or such directors by law.
Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum; and, at any committee meeting at which a quorum is present, all matters shall be determined by a majority vote of the members present. Each committee of the Board of Directors shall keep written minutes of its proceedings, a copy of which shall be filed with the Secretary, and shall report on such proceedings to the Board of Directors. Except as otherwise provided by the Board of Directors or the relevant committee, provisions of these Bylaws governing place, time and notice of meetings, quorum, voting and other procedural requirements shall apply to committees and their members as well.
Section 3.13.    Compensation. The Board of Directors or a committee of the Board of Directors may fix the compensation of directors, including for serving on committees.

Section 3.14.    Advisory or Honorary Directors.  The Board of Directors may from time to time create one or more positions of advisory director, honorary director or director emeritus (each, an “Advisory Director”), and may fill such position or positions for such terms as the Board of Directors deems proper.  Each Advisory Director shall, upon the invitation of the Board of Directors, have the privilege of attending meetings of the Board of Directors, but shall do so solely as an observer.  Notice of meetings of the Board of Directors to an Advisory Director shall not be required under the Articles of Incorporation of the Corporation or these Bylaws.  Each Advisory Director shall be entitled to receive such compensation as may be fixed from time to time by the Board of Directors for such position.  No Advisory Director shall be entitled to vote on any business coming before the Board of Directors, nor shall he or she be counted as a member of the Board of Directors for the purpose of determining the number of directors necessary to constitute a quorum, for the purpose of determining whether a quorum is present, or for any other purpose whatsoever.  Upon the occurrence of any vacancy in an Advisory Director position, that position shall be deemed terminated until such time as the Board of Directors shall again deem it proper to create and to fill the position.  An Advisory Director may be removed, with or without cause, at any time by the Board of Directors.
Section 3.15.    Rules and Regulations. The Board of Directors may adopt such rules and regulations not inconsistent with the Articles of Incorporation of the Corporation or these Bylaws or any other provision of law for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors may deem proper.

ARTICLE IV.
OFFICERS
Section 4.1.    Generally. The officers of the Corporation shall consist of a Chairman of the Board of Directors, a Chief Executive Officer, a President, and a Secretary. The Board of Directors may appoint such other officers as it may from time to time determine or may delegate such power of appointment to any other executive officer of the Corporation. Any one or more offices may be held by the same person, except the offices of Chief Executive Officer and Secretary. Officers do not have to be stockholders of the Corporation.
Section 4.2.    Duties of Officers. The duties and powers of the officers of the Corporation shall be as provided in or in accordance with these Bylaws, as set forth in written job descriptions approved by the Board of Directors, or (except to the extent inconsistent with these Bylaws or with any provision made in accordance with these Bylaws) those customarily exercised by corporate officers holding such offices.
Section 4.3.    Chairman of the Board of Directors. The Board of Directors shall appoint one of its members to be Chairman. The Chairman shall serve at the pleasure of the Board of Directors, preside at all meetings of the Board of Directors and stockholders, and exercise such other powers and duties as may be conferred upon or assigned by the Board of Directors.
Section 4.4.    Vice Chairman of the Board of Directors. The Board of Directors may appoint one or more Vice Chairmen of the Board of Directors who, in the absence of the Chairman of the Board of Directors, shall (in the order determined by the Board of Directors, if more than one), if present, preside at meetings of the Board of Directors. When so acting, each Vice Chairman shall have the powers, and be subject to all the restrictions on, the Chairman of the Board of Directors. Each Vice Chairman shall, when requested, counsel with and advise the Chief Executive Officer, the Chairman of the Board of Directors, and other officers of the Corporation, and shall perform such other duties as may be agreed upon with them or as the Board of Directors may from time to time determine.

Section 4.5.    Chief Executive Officer. The Chief Executive Officer shall have general powers of oversight, supervision and management of the business and affairs of the Corporation and its subsidiaries, subject to the direction and control of the Board of Directors. In the absence of the Chairman or any Vice Chairman of the Board of Directors, the Chief Executive Officer shall preside at meetings of the Board of Directors. Except as otherwise required by law or where the execution or performance is exclusively delegated to another officer or agent of the Corporation by the Board of Directors, the Chief Executive Officer shall have the power to execute any document or perform any act on behalf of the Corporation, including, without limitation, the power to sign checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, execute conveyances of real estate and other documents and instruments to which the seal of the Corporation may be affixed. The Chief Executive Officer may delegate any of his or her authority (whether general or specific) to any other officer of the Corporation, except as prohibited by law or where the execution and delivery thereof has been exclusively delegated by the Board of Directors. The Chief Executive Officer shall perform such other duties as the Board of Directors may from time to time determine.
Section 4.6.    President. The President shall, subject to the direction and control of the Board of Directors and the Chief Executive Officer, assist the Chief Executive Officer in the general supervision and management of the business and affairs of the Corporation. In the absence of the Chairman or any Vice Chairman of the Board of Directors and the Chief Executive Officer, the President shall preside at meetings of the Board of Directors. The President shall have the same power to perform any act on behalf of the Corporation and to sign for the Corporation as is prescribed in Section 4.5 of these Bylaws with respect to the Chief Executive Officer. The President may delegate any of his or her authority (whether general or specific) to any other officer of the Corporation, except as prohibited by law or where the execution and delivery thereof has been exclusively delegated by the Board of Directors. The President shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time determine.
Section 4.7.    Vice Presidents. The Vice Presidents, if any, in the order determined by the Board of Directors, the Chief Executive Officer or the President, shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine.
Section 4.8.    Secretary. The Secretary shall keep accurate minutes of all meetings of the stockholders and the Board of Directors and committees thereof (unless another person is appointed to act as secretary of any such committees). The Secretary shall also give or cause to be given all authorized notices required to be given by these Bylaws. The Secretary shall be custodian of the corporate seal, records, documents and papers of the Corporation and shall provide for the keeping of proper records of all transactions of the Corporation. The Secretary shall have such other powers and duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine. The Assistant Secretaries, if any, in the order determined by the Board of Directors, the Chief Executive Officer or the President shall, in the absence of the Secretary, be authorized to perform the powers and duties of the Secretary and such other power and duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine.
Section 4.9.    Chief Financial Officer. The Chief Financial Officer shall have general supervision over the financial operations of the Corporation and its subsidiaries, subject to the direction of the Board of Directors, the Chief Executive Officer and the President. The Chief Financial Officer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation to the Board of Directors. The Chief Financial Officer shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine.
Section 4.10.    Delegation of Authority. The Board of Directors, the Chief Executive Officer and the President may from time to time delegate the powers or duties of any officer to any other officers and agents, notwithstanding any other provision hereof, except as prohibited by law or where such power or duties shall have been exclusively delegated by the Board of Directors.

Section 4.11.    Resignation. Subject at all times to the right of removal provided in Section 4.12, any officer may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer, the President or the Secretary of the Corporation. Any such resignation shall take effect on the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.12.    Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors, or, except in the case of the Chairman or Vice Chairman of the Board of Directors or the Chief Executive Officer, by any committee of the Board of Directors or superior officer upon whom such power may be conferred by the Board of Directors.
Section 4.13.    Vacancies. Any vacancy occurring in any office may be filled by the Board of Directors or in any other manner provided by the Board of Directors; provided that any vacancy in an office other than the Chief Executive Officer and the President may also be filled by the Chief Executive Officer or the President.
Section 4.14.    Salaries. The salaries of the officers of the Corporation shall be fixed from time to time by, or in a manner determined by, the Board of Directors or a designated committee thereof. The Chief Executive Officer may fix the salaries of employees who are not officers.
Section 4.15.    Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any person authorized by the Chief Executive Officer shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of, or with respect to any action of the stockholders of, any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers that the Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V.
STOCK CERTIFICATES AND THEIR TRANSFER
Section 5.1.    Certificates of Stock. Shares of capital stock of the Corporation may be issued in certificated or book entry form. Certificates representing shares of stock of each class or series of stock of the Corporation, whenever authorized by the Board of Directors or required by law, shall be in such form as shall be approved by the Board of Directors. Such certificates shall be executed on behalf of the Corporation by the President and the Secretary, or any two officers otherwise designated by the Board of Directors, and may be sealed with the corporate seal of the Corporation or a facsimile thereof. The signature of any officer may be a facsimile. Certificates bearing the signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Corporation, shall be validly executed notwithstanding that such individuals or any of them have ceased to be so authorized prior to the delivery of such certificates or that such individuals or any of them did not hold such offices at the date of delivery of such certificates.
No certificate shall be issued until the consideration for such certificate shall have been fully paid. Each physical certificate representing shares of the Corporation shall state upon the face thereof, at a minimum, the name of the Corporation, the fact that the Corporation is organized under the laws of the State of Louisiana, the name of the person to whom the shares are issued, and the number and class of shares and the designation of the series, if any, that such certificate represents.

Section 5.2.    Designation of Classes of Stock. If the Corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the Corporation shall conspicuously set forth on the certificate, or shall state that the Corporation shall furnish to any stockholder upon request and without charge, a summary of the designations, preferences, limitations, and relative rights of the shares of each class and of each series of each preferred or special class, so far as the same have been fixed, and the authority of the Board of Directors to establish other series and to fix the relative designations, preferences, limitations and rights of the shares of any class or series by amendment of the Articles of Incorporation of the Corporation.
Section 5.3.    Registrar and Transfer Agent. The Corporation shall keep, or cause to be kept, at its registered office or at such other location designated by the Board of Directors, a register or registers in which, subject to such reasonable regulations as the Board of Directors may prescribe, the registrar and transfer agent shall register the stock of the Corporation and the transfers thereof. Except as otherwise provided by resolution of the Board of Directors, the registrar and transfer agent shall be the Secretary.
Section 5.4.    Registration of Transfer and Exchange. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and these Bylaws. Transfers of stock shall be made only on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate for the purpose of such transfer, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary, Assistant Secretary or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
Section 5.5.    Lost, Stolen, Mutilated or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, destroyed or mutilated upon the surrender of the mutilated certificate or, in the case of a lost, stolen or destroyed certificate, upon such terms and conditions as the Board of Directors or the Chief Executive Officer may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond as the Board of Directors or Chief Executive Officer may require for the protection of the Corporation or any transfer agent or registrar.
Section 5.6.    Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, stolen, destroyed or mutilated.
Section 5.7.    Reliance Upon Corporate Stock Records. The Corporation shall be entitled to treat the person registered on its records as the owner of shares, as the exclusive owner in fact thereof for all purposes, and as the person entitled to have and to exercise all rights and privileges incident to the ownership of such shares. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, except as required by the laws of the State of Louisiana, and the rights of the Corporation under this Section 5.7 shall not be affected by any actual or constructive notice which the Corporation, or any or its directors, officers or agents, may have to the contrary.

ARTICLE VI.
FISCAL YEAR
Unless otherwise determined by the Board of Directors, the fiscal year of the Corporation shall begin on January 1 and end on December 31 of each and every calendar year.

ARTICLE VII.
CONTRACTS
All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, subordinations, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any other officer as the Board of Directors may from time to time direct.

ARTICLE VIII.
NOTICES
Section 8.1.    Notices. Except as otherwise specifically provided herein or required by law, whenever any notice is required to be given to any stockholder, director or committee member under the provisions of any statute, the Articles of Incorporation of the Corporation or these Bylaws, such notice shall be in writing and delivered personally, or by mail or overnight delivery or as otherwise permitted by the LBCA.
Section 8.2.    Waivers. Whenever notice is required by statute, the Articles of Incorporation of the Corporation or these Bylaws to be given, a written waiver signed by or on behalf of the person entitled to notice or a waiver by electronic transmission by the person entitled to notice, given before or after the time of the event for which notice is to be given, shall be equivalent to giving the notice. A waiver transmitted by email will be deemed given if transmitted from an email address provided by such person for the purpose of receiving notices or other communications from the Corporation. Neither the business nor the purpose of the meeting need be specified in a waiver. Attendance of a stockholder, director or committee member at a meeting will constitute a waiver of notice of that meeting, except when the stockholder, director or committee member attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened or, in the case of a stockholder, the lack of proper notice to the stockholders.

ARTICLE IX.
MISCELLANEOUS
Section 9.1.    Minutes. The Articles of Incorporation of the Corporation, these Bylaws and the proceedings of all meetings of stockholders, the Board of Directors, and committees of the Board of Directors, shall be recorded in appropriate minute form and maintained in one or more corporate minute books provided for that purpose. The minutes of each meeting shall be signed by the Secretary, or other such officer appointed to act as secretary of said meeting.
Section 9.2.    Facsimile Signatures. In addition to the provisions for use of facsimile or other electronic signatures elsewhere specifically authorized in these Bylaws, facsimile and other electronic signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 9.3.    Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer or an Assistant Secretary. Unless otherwise provided by law, it shall not be mandatory that the corporate seal or its facsimile be impressed or affixed on any document executed on behalf of the Corporation.
Section 9.4.    Reliance Upon Books, Reports and Records. A director or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be protected to the fullest extent permitted by law in relying on the books of account or other records of the Corporation and upon information, opinion, reports or statements presented to the Corporation.
Section 9.5.    Time Periods. In computing any period of time under these Bylaws, calendar days shall be used unless otherwise stated herein, the day that marks the commencement of the period shall not be counted, and the period shall end upon the expiration of the last day of the period; provided, however, that if the day on which the period is to expire is a legal holiday under the laws of the State of Louisiana, then the period shall end upon the expiration of the next day that is not a legal holiday. References to the term “business day” in these Bylaws shall mean any day that is not a Saturday, a Sunday or any other day on which banks are required or authorized by law to be closed in the State of Louisiana.
Section 9.6.    Application of Bylaws. In the event that any provision of these Bylaws conflicts with any law of the United States or the State of Louisiana or of any other governmental body or power having jurisdiction over the Corporation, that provision of these Bylaws shall be inoperative to the extent only that the operation thereof unavoidably conflicts with such law, and shall in all other respects be in full force and effect.

ARTICLE X.
AMENDMENT OF BYLAWS
Except as otherwise limited by law, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors or by the stockholders in accordance with Section 2.8 of these Bylaws.

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